EXHIBIT 5.1

Opinion of Wuersch & Gering LLP

                              Wuersch & Gering LLP
                         11 Hanover Square - 19th Floor
                               New York, NY 10005
                       Telephone: (212) 509-5050 ext. 223
                               Fax: (212) 509-9559

June 1, 2004

Wireless Age Communications, Inc.
13980 Jane Street
King City, ON L7B 1A3

Re:   Registration Statement on Form S-3
      Relating to 387,500 Shares of Common Stock

Ladies and Gentlemen:

      You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), relating to up to 387,500 shares of Common Stock, par value $0.001 per share, of Wireless Age Communications, Inc., a Nevada corporation (the "Company") that the Registration Statement contemplates will be sold by certain selling stockholders.

      We have reviewed copies of the Articles of Incorporation of the Company (including amendments thereto), the By-laws of the Company, the Registration Statement and exhibits thereto, and have examined such corporate documents, records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

      Based upon and subject to the foregoing, we are of the opinion that the 387,500 shares of Common Stock of the Company that are being offered by the selling stockholders have been duly authorized, validly issued, fully paid and non-assessable.

      We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely yours,


/s/ Wuersch & Gering LLP

Wuersch & Gering LLP